UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2006

INTERNATIONAL POWER GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51449	20-1686022
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

950 Celebration Blvd., Suite A, Celebration, FL.	34747
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (407) 566-0318

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01. Other Events.

License to Construct Waste-to Energy Plants in the Kingdom of Saudi Arabia

On July 18, 2006, the Company was granted a license to construct waste-to-energy facilities in the Kingdom of Saudi Arabia.  The license, which is renewable for 3 years terms, was concurrently issued by three Saudi Arabian authorities: the Director of General Administration of Assessments and Environmental Qualifications, the Director of Licensing and Technical Follow-up Administration, and the General Directors of Meteorological and Environmental Protection.

A copy of the press release announcing the grant of the license is attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits.

(c)  Exhibits.

The following exhibits are furnished as part of this Report:

Exhibit Number	Description
99.1	Press Release dated July 18, 2006 announcing grant of license to International Power Group, Ltd. by the Kingdom of Saudi Arabia to construct Waste-to-Energy facilities in the Kingdom.

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNATIONAL POWER GROUP, LTD.

Date: July 18, 2006	By: /s/ Peter Toscano
Peter Toscano
President and Chief Executive Officer